Exhibit 10.8

PGIM Private Credit Fund (the “Fund”)

Distribution and Service Plan

(Class S and Class D Shares)

Introduction

The Distribution and Service Plan for Class S and Class D shares of the Fund set forth below (the “Plan”) has been adopted pursuant to an exemptive order granted by the Securities and Exchange Commission permitting the Fund to issue multiple classes of shares and to impose asset-based distribution fees and early withdrawal charges so long as the Fund complies with the provisions of Rules 6c-10, 12b-1, 17d-3, 18f-3, 22d-1 and, where applicable, 11a-3 under the Investment Company Act of 1940 (the “1940 Act”), as amended from time to time, as if those rules applied to closed-end management investment companies, and complies with Financial Industry Regulatory Authority Rule 2310, as amended from time to time.

A majority of the Board of Trustees of the Fund (the “Board”), including a majority of those Trustees who are not “interested persons” of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), have approved this Plan by votes cast in person at a meeting called for the purpose of voting on this Plan and have determined that there is a reasonable likelihood that adoption of this Plan will benefit the Fund and its shareholders. Expenditures under this Plan by the Fund for Distribution Activities (defined below) are primarily intended to result in the sale of Class S and Class D shares of the Fund within the meaning of paragraph (a)(2) of Rule 12b-1 under the 1940 Act.

The purpose of the Plan is to create incentives for Prudential Investment Management Services LLC (the Fund’s distributor (the “Distributor”)), qualified broker-dealers, other financial institutions (which may include banks and retirement recordkeepers) and others that enter into a distribution, underwriting, selling, selected dealer or services agreement or other similar agreement, as applicable, with respect to Class S and Class D shares of the Fund (each of the foregoing, an “Intermediary”), and such Intermediaries’ financial professionals or other employees (as applicable), to provide distribution assistance to their customers who are investors in the Fund, to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature and other promotional and distribution activities and/or to provide for the servicing and maintenance of shareholder accounts, in each case as may be provided for in such agreements. An Intermediary may retain portions of the shareholder servicing and/or distribution fees payable hereunder in excess of its expenses incurred.

The Plan

The material aspects of the Plan are as follows:

1.Distribution Fee and Shareholder Servicing Fee

The Fund may pay to the Distributor, in its capacity as principal underwriter of the Fund’s shares of beneficial interest, with respect to and at the expense of each Class listed on Appendix A, a fee for (i) distribution and sales support services (the “Distribution Fee”), as applicable, and/or (ii) shareholder services (the “Servicing Fee”), and each as more fully described below (together, the “Shareholder Servicing and/or Distribution Fee”), such fee to be paid at the rate per annum of the aggregate NAV as of the beginning of the first calendar day of each applicable month of the Class specified with respect to such Class under the column “Shareholder Servicing and/or Distribution Fee” on Appendix A. The Distribution Fee under the Plan will be used primarily to compensate the Distributor for such services provided in connection with the offering and sale of shares of the applicable Class, and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, other financial institutions or other industry professionals (collectively, “Selling Agents”), for distribution services and sales support services provided and related expenses incurred by such Selling Agents (collectively, “Distribution Activities”). Payments of the Distribution Fee on behalf of a particular Class must be in consideration of services rendered for or on behalf of such Class. However, joint distribution or sales support financing with respect to the shares of the Class (which financing may also involve other investment portfolios or companies that are affiliated persons of such a person, or affiliated persons of the Distributor) are permitted in accordance with applicable law. Payments of the Servicing Fee will be used to compensate the Distributor for personal services and/or the maintenance of shareholder accounts services provided to shareholders in the related Class and to reimburse the Distributor for related expenses incurred, including payments by the Distributor to compensate or reimburse brokers, dealers, other financial institutions or other industry professionals. Payments of the Shareholder Servicing and/or Distribution Fee may be made without regard to expenses actually incurred.

2. Calculation and Payment of Fees

The amount of the Shareholder Servicing and/or Distribution Fee payable with respect to each Class listed on Appendix A will be calculated at the rate per annum of the aggregate NAV as of the beginning of the first calendar day of each applicable month, payable monthly in arrears, at the applicable annual rates indicated on Appendix A. The Shareholder Servicing and/or Distribution Fee will be calculated and paid separately for each Class.

3.Approval of Plan

The Plan will become effective, as to any Class (including any Class not currently listed on Appendix A), upon its approval by (a) a majority of the Rule 12b-1 Trustees, and (b) with respect to Section 1 of the Plan only, if the Plan is adopted for a Class after any public offering of shares of the Class or the sale of shares of the Class to persons who are not affiliated persons of the Fund, affiliated persons of such persons, promoters of the Fund, or affiliated persons of such promoters, a majority of the outstanding voting securities (as defined in the 1940 Act) of such Class.

4.Quarterly Reports; Additional Information

While the Plan is in effect, the Board will receive, and the Trustees will review, at least quarterly, written reports complying with the requirements of Rule 12b-1 under the 1940 Act, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

5.Continuation

The Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect for so long as such continuance is specifically approved at least annually by a majority of the Board and a majority of the Rule 12b-1 Trustees by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.

6.Termination

This Plan may be terminated with respect to the Fund or a Class at any time, without the payment of any penalty, by a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class S and Class D shares, as applicable, of the Fund.

7.Amendments

The Plan may not be amended to change the Shareholder Servicing Fee and/or Distribution Fee to be paid as provided for in Section 1 hereof so as to increase materially the amounts payable under this Plan with respect to the Fund or a Class unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class S and Class D shares, as applicable, of the Fund. All material amendments of the Plan, including the addition of additional funds to the Plan, shall be approved by a majority of the Board and a majority of the Rule 12b-1 Trustees by votes cast in person at a meeting called for the purpose of voting on the Plan.

8.Rule 12b-1 Trustees

While the Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees.

9.Records

The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 4 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.

10.Severability

The provisions of the Plan are severable for each Class set forth herein, and whenever any action is to be taken with respect to the Plan, such action will be taken separately for each Class affected.

Dated: June 20, 2023

APPENDIX A TO DISTRIBUTION AND SERVICE PLAN

PGIM PRIVATE CREDIT FUND

Class of Shares of Beneficial Interest	Shareholder Servicing and/or Distribution Fee

Class I Shares	N/A

Class S Shares	0.85%

Class D Shares	0.25%